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                                   EXHIBIT 3.1



                                  AMENDMENT #1
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                    PURSUANT TO SECTIONS 245 AND 303 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                               BY AND ON BEHALF OF
                             MAI SYSTEMS CORPORATION


      MAI Systems Corporation, a Delaware corporation organized and existing under and by virtue of the laws of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

            1. The name of the Corporation is "MAI Systems Corporation" and the date of filing of its original Certificate of Incorporation with the Secretary of the State of Delaware was September 6, 1984.

            2. The name under which the Corporation was originally incorporated was "BSIC Subsidiary, Inc."

            3. This Amended and Restated Certificate of Incorporation amends and restates the Corporation's Certificate of Incorporation, as amended to date, in its entirety and is intended to supersede the Corporation's prior Certificate of Incorporation, as amended, in all respects.

            4. This Amended and Restated Certificate of Incorporation was adopted as part of a plan or reorganization for the Corporation in the manner prescribed by Section 303 of the General Corporation Law of the State of Delaware.

            5. This Amended and Restated Certificate of Incorporations hall become effective upon the filing hereof with the office of the Secretary of State of the State of Delaware.

            6. The text of the Corporation's Certificate of Incorporation is hereby amended to read as herein set forth in full:

      FIRST:      The name of the Corporation is "MAI Systems Corporation".

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.







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      THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH:   In accordance with the provisions of Section 303 of the General
Corporation Law of the State of Delaware, the authorized capital stock of the Corporation, consisting (prior to the date hereof) of 100,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share, shall be cancelled, and the rights of the holders thereunder shall be extinguished as of the date thereof.

      FIFTH:    The total number of shares which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value $.01 per share. In accordance with Section 1123(a)(6) of Title 11 of the United States Code, as amended and as in effect on the date of this Amended and Restated Certificate of Incorporation, the Corporation shall not issue any nonvoting equity securities.

      A. Dividends: The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, property or shares of Common Stock.

      B. Voting Rights: At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation.

      C. Liquidation, Dissolution, or Winding Up: In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

      SIXTH:    In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

      SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

      EIGHTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of the State of Delaware, order a meeting of creditors or class of creditors, and/or the







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stockholders, or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      NINTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      TENTH:    No director of the Corporation shall be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. This Article Tenth shall not apply to any act or omission occurring prior to the date when this provision shall become effective.

      If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      ELEVENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, s the same may be hereafter amended and supplemented, indemnify and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the





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heirs, executors and administrators of such person.

      IN WITNESS WHEREOF, MAI Systems Corporation has caused this Certificate to be executed in its corporation name by its Vice President and its seal to be hereunto affixed and attested by its Assistant Secretary this 30th day of December, 1996.


                                          MAI SYSTEMS CORPORATION


                                          By /s/ Elliot J. Stein
                                          ----------------------
                                          Elliot J. Stein
Vice President

ATTEST:

By: /s/ Eric Christensen
------------------------
 Eric Christensen